EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FIRST QUARTER 2011 RESULTS

~ GAAP EPS and Net Income up 100%, Q2 Guidance Midpoint Represents 15% Sequential Growth, Company Expands Share Repurchase Program and Raises Full Year Revenue and Earnings Guidance ~

Saint Louis – May 5, 2011 – Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended March 31, 2011.

Financial Highlights

For the first quarter ended March 31, 2011:

▪	Revenues increased 15% to $56.2 million from $48.9 million for the first quarter 2010;
▪	Services revenue increased 18% to $50.2 million from $42.7 million for the first quarter 2010;
▪	Earnings per share results on a fully diluted basis increased to $0.06 for the first quarter 2011 from $0.03 for the first quarter 2010;
▪	Non-GAAP earnings per share results (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased 25% to $0.15 from $0.12 for the first quarter 2010;
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) increased 28% to $7.1 million for the first quarter 2011 from $5.5 million the first quarter 2010;
▪	Net income doubled to $1.8 million for the first quarter 2011 compared to $0.9 million for the first quarter 2010;
▪	The Company had $20.8 million in cash, cash equivalents, and investments as of March 31, 2011 after repurchasing 195,000 shares of its stock at a cost of $2.4 million during the quarter; and
▪
Since the stock repurchase program’s inception in 2008, the Company has repurchased 6.3 million shares at a cost of $44.6 million.  On May 3, 2011, the Company’s Board of Directors authorized the repurchase of up to an additional $10.0 million of our common stock for a total repurchase program of $60.0 million and extended the share repurchase program to June 30, 2012.

“Perficient realized solid annual revenue and earnings growth in the first quarter, with increased average bill rates driving higher gross margins,” said Jeffrey Davis, Perficient’s chief executive officer and president. “Our second quarter revenue guidance is the strongest in our history and optimism and visibility regarding the remainder of 2011 enables us to raise both our full-year revenue and earnings guidance ranges.”

“Projected sequential revenue growth and improving gross margins should result in a significant increase to earnings in the second quarter,” said Paul Martin, Perficient’s chief financial officer.  “Our strong balance sheet provides us the flexibility to continue to invest in the business, pursue accretive acquisitions, and execute against our recently expanded share repurchase program.”

Other Highlights

Among other recent and 2011 achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  Abercombie & Fitch, Adesa, Blue Cross Blue Shield Florida, City of Philadelphia, Clear Channel, FordDirect, Iowa Health

Systems, Kaiser Permanente, Lexmark, Mazda USA, Medseek, Mitsubishi Motors North America, Neiman-Marcus, Peerless Manufacturing, Praxair, United Guaranty, and many more;

-- Was again honored by IBM with its Lotus Distinguished Partner of the Year award. With that 2011 recognition, Perficient became the only IBM business partner to date to have received the prestigious award three times; and

-- Completed the acquisition of Exervio, Inc., a Charlotte-based business and management consulting firm focused on program and project management, process improvement, and data/business analytics with approximately $13 million in annual revenues.

Business Outlook and Full Year Guidance Update
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its second quarter 2011 services and software revenue, including reimbursed expenses, to be in the range of $62.6 million to $66.7 million, comprised of $59.6 million to $62.7 million of revenue from services including reimbursed expenses and $3.0 million to $4.0 million of revenue from sales of software. The midpoint of second quarter 2011 guidance represents growth of 17% over second quarter 2010 revenue.

The company is raising its full year 2011 revenue guidance to a range of $245 million to $265 million from the previously provided range of $235 million to $255 million.

The company is raising its full year Non-GAAP earnings per share guidance to a range of $0.73 to $0.83 from the previously provided range of $0.70 to $0.80.

Conference Call Details
Perficient will host a conference call regarding first quarter 2011 financial results today at 10:00 a.m. Eastern.

WHAT: Perficient First Quarter 2011 Results
WHEN: Thursday, May 5th, 2011, at 10:00 a.m. Eastern
CONFERENCE CALL NUMBERS: 800-299-0148 (U.S. and Canada) 617-801-9711 (International)
PARTICIPANT PASSCODE: 46560746
REPLAY TIMES: Thursday, May 5th, 2011, at 1:00 p.m. Eastern, through Thursday, May 12th, 2011
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 74789750

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2011.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010 and our quarterly report on Form 10-Q for the quarter ended March 31, 2011.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Revenues
Services	$50,210	$42,661
Software and hardware	3,376	4,073
Reimbursable expenses	2,659	2,181
Total revenues	56,245	48,915

Cost of revenues
Project personnel costs	32,437	27,740
Software and hardware costs	2,813	3,681
Reimbursable expenses	2,659	2,181
Other project related expenses	1,486	1,264
Stock compensation	561	630
Total cost of revenues	39,956	35,496

Gross margin	16,289	13,419

Selling, general and administrative	9,748	8,515
Stock compensation	1,516	1,867
	5,025	3,037

Depreciation	325	147
Amortization	1,143	942
Acquisition costs	503	406
Income from operations	3,054	1,542

Net interest income	36	29
Net other income (expense)	(54)	4
Income before income taxes	3,036	1,575
Provision for income taxes	1,243	707
Net income	$1,793	$868

Basic net income per share	$0.07	$0.03

Diluted net income per share	$0.06	$0.03

Shares used in computing basic
net income per share	27,442	27,018
Shares used in computing diluted
net income per share	28,640	28,482

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$9,410	$12,707
Short-term investments	10,302	11,301
Total cash, cash equivalents and short-term investments	19,712	24,008
Accounts receivable, net	48,809	48,496
Prepaid expenses	1,405	1,270
Other current assets	3,874	2,584
Total current assets	73,800	76,358
Long-term investments	1,066	2,254
Property and equipment, net	2,662	2,355
Goodwill	115,349	115,227
Intangible assets, net	7,659	8,829
Other non-current assets	2,775	2,655
Total assets	$203,311	$207,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,874	$6,072
Other current liabilities	14,902	22,654
Total current liabilities	17,776	28,726
Other non-current liabilities	2,246	1,788
Total liabilities	20,022	30,514

Stockholders' equity:
Common stock	34	33
Additional paid-in capital	231,646	224,966
Accumulated other comprehensive loss	(205)	(225)
Treasury stock	(44,574)	(42,205)
Accumulated deficit	(3,612)	(5,405)
Total stockholders' equity	183,289	177,164
Total liabilities and stockholders' equity	$203,311	$207,678

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income, and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, non-GAAP net income, and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purpose of calculating EBITDAS, non-GAAP net income, and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating EBITDAS, non-GAAP net income, and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purpose of calculating EBITDAS, non-GAAP net income, and non-GAAP net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purpose of calculating non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisition events and are inconsistent in amount and frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
GAAP Net Income	$1,793	$868
Additions:
Provision for income taxes	1,243	707
Amortization	1,143	942
Acquisition costs	503	406
Adjustment to fair value of contingent consideration	60	-
Stock compensation	2,077	2,497
Non-GAAP Adjusted Net Income Before Tax	6,819	5,420
Income tax for non-GAAP items (1)	(2,653)	(2,114)
Non-GAAP Net Income	$4,166	$3,306

GAAP Net Income Per Share (diluted)	$0.06	$0.03
Non-GAAP Net Income Per Share (diluted)	$0.15	$0.12
Shares used in computing GAAP and Non-GAAP Net Income Per Share (diluted)	28,640	28,482

(1) The estimated non-GAAP effective tax rate of 38.9% and 39.0% for the three months ended March 31, 2011 and 2010, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2011	2010
GAAP Net Income	$1,793	$868
Additions:
Provision for income taxes	1,243	707
Net other expense (income)	54	(4)
Net interest income	(36)	(29)
Amortization	1,143	942
Depreciation	325	147
Acquisition costs	503	406
Stock compensation	2,077	2,497
EBITDAS (1)	$7,102	$5,534

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.